UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2008

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2008 Energy XXI (Bermuda) Limited (the “Company”) entered into Indemnification Agreements with its directors, John D. Schiller, Jr., Steve Weyel, David West Griffin, William Colvin, Paul Davison, David M. Dunwoody and Hill Feinberg (the “EXXI Indemnitees”).  Additionally, each of the Company’s subsidiary companies entered into an Indemnification Agreement with its respective directors, officers and key employees (the “Subsidiary Indemnitees” and together with the EXXI Indemnitees, the “Indemnitees”).  All Indemnification Agreements for the Indemnitees are on substantially the same terms and conditions.  Pursuant to the terms of the Indemnification Agreements, the Company is obligated to indemnify the Indemnitees to the fullest extent under Bermuda or Delaware law, as applicable.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Indemnification Agreement by and between Energy XXI (Bermuda) Limited and EXXI Indemnitees, dated November 3, 2008.

10.2	Indemnification Agreement by and between [Company Subsidiary] and Subsidiary Indemnitees, dated November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: November 5, 2008	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Indemnification Agreement by and between Energy XXI (Bermuda) Limited and EXXI Indemnitees, dated November 3, 2008.

10.2	Indemnification Agreement by and between [Company Subsidiary] and Subsidiary Indemnitees, dated November 3, 2008.